Exhibit 10.3

TALON REAL ESTATE HOLDING CORP.

2013 EQUITY INCENTIVE PLAN

Non-Statutory Stock Option Agreement

Talon Real Estate Holding Corp. (the “Company”), pursuant to its 2013 Equity Incentive Plan (the “Plan”), hereby grants to you, the Optionee named below, an Option to purchase the number of shares of the Company’s common stock (“Stock”) shown in the table below at the specified exercise price per share.  The terms and conditions of this Option Award are set forth in this Agreement, consisting of this cover page and the Option Terms and Conditions on the following pages, and in the Plan document, a copy of which has been provided to you.  To the extent any capitalized term used in this Agreement is not defined, it shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Optionee: ____________________________
No. of Shares Covered: _______	Grant Date: __________, 20__
Exercise Price Per Share: $ ______	Expiration Date: __________, 20__
Vesting and Exercise Schedule:
Dates	Number of Shares as to Which Option Becomes Vested and Exercisable

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document.  You acknowledge that you have reviewed these documents and that they set forth the entire agreement between you and the Company regarding your right to purchase shares of the Company’s Stock pursuant to this Option.

OPTIONEE:	TALON REAL ESTATE HOLDING CORP.

By:
Title:

Talon Real Estate Holding Corp.

2013 Equity Incentive Plan

Non-Statutory Stock Option Agreement

Option Terms and Conditions

1.

Non-Qualified Stock Option.  This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code and will be interpreted accordingly.

2.

Vesting and Exercise Schedule.  This Option will vest and become exercisable as to the portion of Shares and on the dates specified in the Vesting and Exercise Schedule on the cover page to this Agreement, so long as your Service to the Company and its Affiliates does not end.  The Vesting and Exercise Schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, you or the person otherwise entitled to exercise the Option as provided in this Agreement may at any time purchase all or any portion of the Shares that may then be purchased under that Schedule.

Vesting and exercisability of this Option may be accelerated in connection with a Change in Control of the Company as described in Section 11 of this Agreement, and at the discretion of the Committee in accordance with Section 3(b)(2) of the Plan.

3.

Expiration.  This Option will expire and will no longer be exercisable on the earliest of:

(a)

the Expiration Date specified on the cover page of this Agreement;

(b)

your termination of Service for Cause;

(c)

upon the expiration of any applicable period specified in Section 6(e) of the Plan or specified by the Committee pursuant to Section 12 of the Plan during which this Option may be exercised after your termination of Service; or

(d)

the date (if any) fixed for termination or cancellation of this Option by the Committee pursuant to Section 12 of the Plan.

Expiration pursuant to clauses (a), (c) or (d) will be effective at 5:00 p.m. Central Time on the date indicated; expiration pursuant to clause (b) will be effective immediately.

4.

Service Requirement.  Except as otherwise provided in Section 6(e) of the Plan or specified by the Committee in accordance with Section 12 of the Plan, this Option may be exercised only while you continue to provide Service to the Company or any Affiliate, and only if you have continuously provided such Service since the Grant Date specified on the cover page to this Agreement.

5.

Exercise of Option.  Subject to Section 4, the vested and exercisable portion of this Option may be exercised at any time during the Option term by delivering a written notice of exercise to the Company at its principal executive office, and by providing for payment of the exercise price of the Shares being acquired and any related withholding taxes.  The notice of exercise, in a form approved by the Committee, shall be provided to the Company’s Chief Financial Officer or such other officer or agent as may be designated by the Committee.  The notice shall state the number of Shares as to which the Option is being exercised, the manner in which the exercise price will be paid and the manner in which the Shares to be acquired are to be delivered, and shall be signed by the person exercising the Option.  If you are not the person exercising the Option, the person submitting the notice must also submit appropriate proof of his/her right to exercise the Option.

6.

Payment of Exercise Price.  When you submit your notice of exercise, you must include payment of the exercise price of the Shares being purchased through one or a combination of the following methods:

(a)

cash or check;

(b)

to the extent permitted by the Committee, by delivery to the Company (by actual delivery or attestation) of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares for which the Option is being exercised;

(c)

to the extent permitted by the Committee, by a reduction in the number of Shares to be delivered to you upon exercise, such number of Shares to be withheld having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares for which the Option is being exercised; or

(d)

to the extent permitted by the Committee, a broker-assisted cashless exercise in which you irrevocably instruct a broker to deliver proceeds of a sale of all or a portion of the Shares for which the Option is being exercised (or proceeds of a loan secured by such Shares) to the Company in payment of the purchase price of such Shares.

7.

Withholding Taxes.  You may not exercise this Option in whole or in part unless you make arrangements acceptable to the Company for the timely payment of any federal, state and local withholding taxes that may be due as a result of the exercise of this Option.  You hereby authorize the Company (or any Affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy such withholding tax obligations, and otherwise agree to satisfy such obligations in accordance with the provisions of Section 14 of the Plan.  If you wish to satisfy some or all of such withholding tax obligations by delivering Shares you already own or by having the Company retain a portion of the Shares being acquired upon exercise of the Option, you must make such a request which shall be subject to approval by the Company.  Delivery of Shares upon exercise of this Option is subject to the satisfaction of applicable withholding tax obligations.

8.

Issuance of Shares Upon Exercise.  As soon as practicable after the Company receives the notice and exercise price provided for above, and has determined that all conditions to exercise, including Sections 7 and 9 of this Agreement, have been satisfied, it shall issue the Shares being purchased to the person exercising the Option, such issuance being evidenced by the issuance of a certificate or certificates in the name of such person, or an appropriate book entry in the Company’s stock register.  The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith.  All Shares so issued shall be fully paid and nonassessable.

9.

Compliance with Laws.  This Option may be exercised only if the issuance of Shares upon such exercise complies with all applicable legal requirements, including compliance with the provisions of applicable federal and state securities laws.  The Company shall have the right to refuse to issue any Shares under this Option if the Company, acting in its absolute discretion, determines that the issuance of such Shares might violate any applicable law or regulation.  In such event, any payment tendered to exercise this Option shall be promptly refunded.  If the sale of Shares upon the exercise of this Option is not registered under the Securities Act of 1933, as amended (the “Securities Act”), you shall acknowledge at the time of exercise that (i) the Shares you are acquiring are deemed “restricted securities” for purposes of Rules 144 and 701 under the Securities Act, and you are acquiring the Shares for investment purposes and not with a view to the resale or distribution of such Shares, and (ii) the Shares you are acquiring may not be sold, pledged or otherwise transferred without (A) an effective registration or qualification thereof under the Securities Act and the securities laws of any applicable state or other jurisdiction, or (B) evidence, which may include an opinion of counsel satisfactory to the Company and its counsel, that such registration and qualification is not required.

10.

Transfer of Option.  During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Option except in the case of a transfer described below.  You may not assign or transfer this Option other than a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation if permitted in accordance with Section 6(d) of the Plan.  Following any such transfer, this Option shall continue to be subject to the same terms and conditions that were applicable to this Option immediately prior to its transfer and may be exercised by such permitted transferee as and to the extent that this Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

11.

Change in Control.  If a Change in Control occurs during the term of this Option, the effect of the Change in Control on this Option shall be as determined by the Committee in accordance with Section 12(b) of the Plan.

12.

No Shareholder Rights Before Exercise.  Neither you nor any permitted transferee of this Option will have any of the rights of a shareholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued (or an appropriate book entry in the Company’s stock register has been made).  No adjustments shall be made for dividends or other rights if the applicable record date occurs before your stock certificate has been issued (or an appropriate book entry has been made), except as otherwise described in the Plan.

13.

No Right to Continued Service.  Neither this Agreement nor the Option gives you a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

14.

Governing Plan Document.  This Agreement and Option are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan.  If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

15.

Choice of Law.  This Agreement will be interpreted and enforced under the laws of the state of Minnesota (without regard to its conflicts or choice of law principles).

16.

Binding Effect.  This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

17.

Amendment of Agreement.  The Committee shall have the right unilaterally to amend this Agreement to the extent provided in the Plan.

18.

Notices.  Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided.  Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company at its office at 5500 Wayzata Boulevard Suite 1070, Minneapolis, MN, and all notices or communications by the Company to you may be given to you personally or may be mailed or emailed to you at the applicable address indicated in the Company's records as your most recent mailing or email address.

19.

Other Agreements.  You agree that as a condition to the exercise of this Option, you will execute such additional agreement or agreements as the Company may require, such as a stockholders agreement, which may impose restrictions on your ability to vote or transfer Shares acquired upon exercise of this Option and provide the Company with certain rights with respect to such Shares, such as a right of first refusal and a right to repurchase such Shares.

By signing the cover page of this Agreement or otherwise accepting this Award in a manner approved by the Company, you agree to all the terms and conditions contained in this Agreement and in the Plan document.

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